Exhibit 99.1

FOR IMMEDIATE RELEASE

THURSDAY, AUGUST 12, 2021

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER ENDED JUNE 30, 2021

Williamsburg, Virginia – August 11, 2021 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the second quarter ended June 30, 2021. The Company’s results include the following*:

	Three Months Ended			Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2019	June 30, 2021	June 30, 2020	June 30, 2019
	($ in thousands except per share data)			($ in thousands except per share data)
Total Revenue	$34,383	$5,294	$51,541	$57,019	$42,502	$98,931
Net loss attributable to common stockholders	(2,811)	(17,125)	(732)	(11,876)	(31,448)	(2,385)

EBITDA	9,006	(6,637)	12,006	12,296	(5,031)	23,168
Hotel EBITDA	9,660	(5,209)	15,582	13,861	(149)	28,754

FFO attributable to common stockholders and unitholders	1,389	(13,532)	4,302	(3,411)	(24,099)	8,290
Adjusted FFO attributable to common stockholders and unitholders	1,103	(13,297)	7,177	(4,070)	(16,923)	11,955

Net loss per common share	$(0.19)	$(1.20)	$(0.05)	$(0.81)	$(2.20)	$(0.18)
FFO per common share and unit	$0.09	$(0.87)	$0.28	$(0.21)	$(1.56)	$0.54
Adjusted FFO per common share and unit	$0.07	$(0.86)	$0.47	$(0.26)	$(1.09)	$0.78

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”) available to common stockholders and unitholders, adjusted FFO available to common stockholders and unitholders, FFO per common share and unit and adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or it is otherwise indicated.

HIGHLIGHTS

•

RevPAR.  While room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the rooms participating in our rental programs at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences, increased to $94.93 for the three months ended June 30, 2021, from $12.91 in the comparable period in 2020, it was 25.9% below RevPAR of $128.05 for the comparable period in 2019.  Changes in RevPAR were driven by an increase in the average daily rate (“ADR”) to $161.00 for the three months ended June 30, 2021, from $122.51 for the comparable period in 2020.  ADR for the three months ended June 30, 2021, was only 4.1% below ADR for the comparable period in 2019.  RevPAR for the three months ended June 30, 2021, was also driven by an increase in occupancy to 59.0% from 10.5% in the comparable 2020 period.  Occupancy for the three months ended June 30, 2021, was 22.7% below the 76.3% occupancy achieved during the comparable 2019 period.

•

Revenue.  Total revenue increased to approximately $34.4 million for the three months ended June 30, 2021 from approximately $5.3 million during the comparable period in 2020.  Total revenue for the three months ended June 30, 2021 was 33.3% below total revenue of approximately $51.5 million during the comparable 2019 period.

•

Common Dividends. As approved by its Board of Directors, the Company has suspended its regular quarterly cash dividend in order to preserve liquidity. Accordingly, the Company did not pay a dividend on its common stock and common units for the quarter ended June 30, 2021. The Board of Directors will continue to monitor the situation and assess future quarterly common dividend declarations.  Per the terms of the Company’s preferred stock, the Company cannot make any common dividend payments unless full cumulative distributions have been declared and paid for past distribution periods for each series of preferred stock.

•

Hotel EBITDA. The Company increased production of Hotel EBITDA to approximately $9.7 million for the three months ended June 30, 2021, from a deficit of approximately $5.2 million during the comparable period in 2020.  Hotel EBITDA for the three months ended June 30, 2021, was 38.0% below Hotel EBITDA of approximately $15.6 million generated in the comparable 2019 period.

•

Adjusted FFO attributable to common stockholders and unitholders. For the three-month period ending June 30, 2021, adjusted FFO attributable to common stockholders and unitholders increased 108.3%, or approximately $14.4 million, over the three months ended June 30, 2020. For the six-month period ending June 30, 2021, adjusted FFO available to common stockholders and unitholders increased 76.0% or approximately $12.9 million over the six months ended June 30, 2020.

Dave Folsom, President and Chief Executive Officer, of Sotherly Hotels Inc., commented, “Our portfolio’s second quarter performance exceeded our expectations both in top-line revenues and in property level EBITDA margins.  We witnessed significant demand increases, reflecting strong occupancy gains and rate expansion. Leisure travel continued to be the main driver across our portfolio, although we have also seen some return of group and business travel at certain hotels.  We expect the overall resurgence of group and business travel to be the next phase of the recovery.  Margins were strong with excellent flow through, as hotel expenses were contained in the quarter.  However, results remain market dependent, with leisure markets experiencing the majority of the gains.  We expect markets that are more dependent on business travel and corporate group business to lag, but we are seeing indications of increased bookings in these segments in 2022.”

ESTIMATED MONTHLY CASH USE

The Company estimates the average monthly cash use across its portfolio for the third quarter to be approximately $0.4 million based on the following assumptions:

•	Average hotel-level monthly positive cash flow of approximately $2.90 to $2.95 million;
•	Corporate-level monthly G&A cash use of $0.40 to $0.45 million;
•	Capital expenditures of approximately $0.50 to $0.50 million; and
•	Corporate finance-related monthly cash use of $2.40 million, which includes principal and interest payments on the Company’s outstanding mortgage debt.

Balance Sheet/Liquidity

As of June 30, 2021, the Company had approximately $33.5 million of available cash and cash equivalents, of which approximately $11.7 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $387.5 million in outstanding debt, net, including mortgage and secured and unsecured principal balances, at a weighted average interest rate of approximately 4.66%.

Other Developments

We have entered into various forbearance and loan modification agreements with our lenders for the mortgage loans secured by our hotels located in Laurel, MD, Savannah, GA, Atlanta, GA, Wilmington, NC, Philadelphia, PA, Houston, TX, Jeffersonville, IN, Raleigh, NC, Tampa, FL, Arlington, VA, Hollywood, FL, and Jacksonville, FL.  These agreements generally allow us to defer payments of principal and interest for periods that began in April 2020 and that extend through to various dates ending between February 2021 and December 2021.

On July 15, 2021, we entered into a note modification agreement (the “Note Modification Agreement”) to extend the maturity date on the existing mortgage on the DoubleTree by Hilton Laurel with the existing lender, United Bank, a Virginia banking corporation and successor in interest to Bank of Georgetown (the “Lender”).  Pursuant to the Note Modification Agreement: (i) the maturity date is extended by nine months, to May 5, 2022; (ii) commencing August 5, 2021 and continuing on the fifth day of each calendar month thereafter, Company shall pay monthly installments in the amount of $64,474.60; and (iii) the interest on the principal balance of the note shall accrue at a rate of 5.25%.  Concurrently with the execution of the Note Modification Agreement, the Company paid Lender the deferred interest accumulated on the loan from April 2020 through September 2020 in the amount of $226,859.43.  All other terms of the mortgage remain unchanged.

2021 Outlook

For the third quarter of 2021, the Company expects Composite RevPAR to be down between 5-10% compared to the third quarter 2019, much improved from the first and second quarters of 2021. Due to the uncertainties related to the COVID-19 pandemic and its impact on travel, the Company is unable to provide additional guidance for 2021.

Earnings Call/Webcast

The Company will conduct its second quarter 2021 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Thursday, August 12, 2021. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on August 12, 2021 through August 12, 2022. To access the rebroadcast, dial 877-344-7529 and enter conference number 10158167.  A replay of the call also will be available on the Internet at www.sotherlyhotels.com until August 12, 2022.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,156 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide, Hyatt Hotels Corporation, and Marriott International, Inc. brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations, and future plans are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking.  All statements regarding our expected financial position, business and financing plans are forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the effect of the novel coronavirus (COVID-19) on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets. The significance, extent and duration of the impacts caused by the COVID-19 outbreak on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions mandated and taken to contain the pandemic or mitigate its impact, the Company’s ability to negotiate forbearance and/or modifications agreements with its lenders on acceptable terms, or at all, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19.  Such additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties; the ability of the Company to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of COVID-19 or any other infectious or contagious diseases in the U.S. or abroad;

adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Additional factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements, including our recently negotiated forbearance agreements and loan modifications and, as necessary, to refinance or seek an extension of the maturity of such indebtedness or further modification of such debt agreements; risks associated with adverse weather conditions, including hurricanes; impacts on the travel industry from pandemic diseases, including COVID-19; the availability and terms of financing and capital and the general volatility of the securities markets;; management and performance of our hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in our current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; our ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; our ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts (“REITs”); the Company’s ability to maintain its qualification as a REIT; and our ability to maintain adequate insurance coverage.

Additional factors that could cause actual results to vary from our forward-looking statements are set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K, in this report and subsequent reports filed with the Securities and Exchange Commission.  The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020

ASSETS
Investment in hotel properties, net	$419,425,216	$427,824,585
Cash and cash equivalents	21,822,863	25,297,771
Restricted cash	11,709,866	10,002,775
Accounts receivable, net	2,790,785	1,779,776
Accounts receivable - affiliate	298,114	401,924
Prepaid expenses, inventory and other assets	9,169,082	7,726,980
TOTAL ASSETS	$465,215,926	$473,033,811
LIABILITIES
Mortgage loans, net	$355,064,731	$357,545,977
Secured notes, net	18,910,413	18,694,355
Unsecured notes, net	10,719,100	10,719,100
Accounts payable and accrued liabilities	38,949,954	35,631,931
Advance deposits	1,697,617	1,964,073
Dividends and distributions payable	4,167,187	4,277,070
TOTAL LIABILITIES	$429,509,002	$428,832,506
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized:
8.0% Series B cumulative redeemable perpetual preferred stock, 1,510,000 and 1,610,000 shares issued and outstanding; aggregate liquidation preference $42,280,000 and $42,655,000, at June 30, 2021 and December 31, 2020, respectively.	15,100	16,100
7.875% Series C cumulative redeemable perpetual preferred stock, 1,469,610 and 1,554,610 shares issued and outstanding; aggregate liquidation preference $41,080,196 and $41,160,731, at June 30, 2021 and December 31, 2020, respectively.	14,696	15,546
8.25% Series D cumulative redeemable perpetual preferred stock, 1,165,000 and 1,200,000 shares issued and outstanding; aggregate liquidation preference $32,729,219 and $31,856,250, at June 30, 2021 and December 31, 2020, respectively.	11,650	12,000
Common stock, par value $0.01, 69,000,000 shares authorized, 16,717,958 shares issued and outstanding at June 30, 2021 and 15,023,850 shares issued and outstanding at December 31, 2020.	167,179	150,238
Additional paid-in capital	180,604,384	180,189,699
Unearned ESOP shares	(3,524,148)	(3,636,026)
Distributions in excess of retained earnings	(135,354,562)	(127,197,489)
Total Sotherly Hotels Inc. stockholders’ equity	41,934,299	49,550,068
Noncontrolling interest	(6,227,375)	(5,348,763)
TOTAL EQUITY	35,706,924	44,201,305
TOTAL LIABILITIES AND EQUITY	$465,215,926	$473,033,811

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

REVENUE
Rooms department	$24,045,910	$3,885,820	$39,539,514	$28,630,743
Food and beverage department	3,501,875	155,192	5,045,114	8,299,166
Other operating departments	6,835,524	1,252,895	12,434,212	5,572,462
Total revenue	34,383,309	5,293,907	57,018,840	42,502,371
EXPENSES
Hotel operating expenses
Rooms department	5,917,880	1,751,374	9,914,496	8,834,565
Food and beverage department	2,106,487	119,901	3,016,751	6,732,207
Other operating departments	2,648,387	701,608	4,587,264	2,973,236
Indirect	14,050,076	7,929,765	25,639,153	24,111,606
Total hotel operating expenses	24,722,830	10,502,648	43,157,664	42,651,614
Depreciation and amortization	4,969,669	4,993,107	9,951,685	9,975,983
Loss (Gain) on disposal of assets	17,221	(451)	17,221	(451)
Corporate general and administrative	1,530,438	1,227,808	2,831,396	3,107,933
Total hotel operating expenses	31,240,158	16,723,112	55,957,966	55,735,079
NET OPERATING INCOME (LOSS)	3,143,151	(11,429,205)	1,060,874	(13,232,708)
Other income (expense)
Interest expense	(5,526,595)	(4,719,796)	(11,446,118)	(9,281,636)
Interest income	36,308	72,001	74,907	132,366
Unrealized gain (loss) on hedging activities	303,181	(214,876)	693,367	(1,800,508)
Gain on involuntary conversion of assets	496,957	14,168	496,957	26,607
Net loss before income taxes	(1,546,998)	(16,277,708)	(9,120,013)	(24,155,879)
Income tax provision	(6,972)	(23,362)	(9,581)	(5,477,396)
Net loss	(1,553,970)	(16,301,070)	(9,129,594)	(29,633,275)
Less: Net loss attributable to noncontrolling interest	179,638	1,365,368	879,176	2,562,783
Net loss attributable to the Company	(1,374,332)	(14,935,702)	(8,250,418)	(27,070,492)
Declared and undeclared distributions to preferred stockholders	(1,529,613)	(2,188,910)	(3,718,524)	(4,377,821)
Gain on extinguishment of preferred stock	93,342	—	93,342	—
Net loss attributable to common stockholders	$(2,810,603)	$(17,124,612)	$(11,875,600)	$(31,448,313)
Net loss per share attributable to common stockholders
Basic	$(0.19)	$(1.20)	$(0.81)	$(2.20)
Weighted average number of common shares outstanding
Basic	14,850,282	14,303,119	14,733,649	14,274,668

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2021, 2020 and 2019, respectively, for the Company’s twelve wholly-owned properties (“actual” portfolio metrics). Accordingly, the actual data does not include the participating condominium hotel rooms of the Hyde Resort & Residences and the Hyde Beach House Resort & Residences.  The composite portfolio metrics represent the Company’s twelve wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences during the three and six months ended June 30, 2021 and the corresponding periods in 2020 and 2019.

	Three Months Ended	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2019	June 30, 2021	June 30, 2020	June 30, 2019
Actual Portfolio Metrics
Occupancy %	58.6%	11.5%	77.4%	49.9%	33.0%	73.8%
ADR	$142.79	$117.60	$163.48	$138.70	$151.23	$164.47
RevPAR	$83.73	$13.53	$126.59	$69.22	$49.85	$121.33
Composite Portfolio Metrics
Occupancy %	59.0%	10.5%	76.3%	50.4%	31.4%	73.1%
ADR	$161.00	$122.51	$167.87	$159.93	$160.71	$170.91
RevPAR	$94.93	$12.91	$128.05	$80.54	$50.50	$124.97

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2021, 2020 and 2019, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q2 2021	Q2 2020	Q2 2019
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	70.3%	9.2%	75.0%
	55.9%	24.5%	69.4%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	78.8%	16.8%	82.8%
	67.7%	43.0%	82.9%
DoubleTree by Hilton Laurel Laurel, Maryland	48.1%	16.0%	80.2%
	47.5%	32.3%	70.8%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	63.6%	12.2%	85.1%
	52.9%	32.6%	75.1%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	47.6%	8.2%	81.3%
	38.3%	32.3%	76.6%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	71.6%	7.0%	73.8%
	56.3%	34.5%	76.0%
Georgian Terrace Atlanta, Georgia	50.0%	3.7%	70.9%
	43.4%	26.1%	73.0%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	77.2%	9.2%	70.5%
	73.1%	38.3%	75.1%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	55.9%	14.5%	78.2%
	44.8%	31.2%	70.3%
Hyatt Centric Arlington Arlington, Virginia	42.7%	6.4%	88.4%
	39.9%	30.6%	80.7%
Sheraton Louisville Riverside Jeffersonville, Indiana	60.5%	36.4%	75.6%
	54.3%	43.7%	64.9%
The Whitehall Houston, Texas	35.6%	8.6%	64.5%
	25.8%	30.6%	64.5%
Hyde Resort & Residences (1) Hollywood Beach, Florida	73.1%	4.0%	53.9%
	64.4%	24.6%	61.0%
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	54.8%	1.2%	-
	49.1%	7.7%	-
All properties weighted average	59.0%	10.5%	76.3%
	50.4%	31.4%	73.1%

(1)	Reflects only those condominium units participating in our rental program for the period.

ADR

	Q2 2021	Q2 2020	Q2 2019
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$192.53	$162.10	$190.12
	$176.46	$163.42	$185.63
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$133.42	$123.34	$139.46
	$128.77	$142.28	$142.87
DoubleTree by Hilton Laurel Laurel, Maryland	$90.27	$80.65	$112.76
	$92.93	$94.61	$111.40
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$115.77	$107.98	$163.31
	$108.00	$114.58	$147.02
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$105.12	$107.34	$146.19
	$100.69	$132.57	$141.54
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$184.23	$117.88	$161.72
	$191.48	$228.20	$197.24
Georgian Terrace Atlanta, Georgia	$172.37	$191.68	$190.59
	$173.28	$201.14	$220.76
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$135.29	$128.14	$128.69
	$149.27	$160.37	$136.69
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$182.91	$156.80	$172.00
	$163.41	$146.93	$156.88
Hyatt Centric Arlington Arlington, Virginia	$106.66	$104.91	$223.78
	$105.47	$163.70	$202.50
Sheraton Louisville Riverside Jeffersonville, Indiana	$104.69	$92.92	$132.00
	$98.35	$99.55	$124.21
The Whitehall Houston, Texas	$122.28	$104.31	$146.77
	$119.53	$141.58	$146.46
Hyde Resort & Residences (1) Hollywood Beach, Florida	$411.01	$295.94	$290.49
	$432.78	$333.26	$315.72
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$432.82	$304.65	$-
	$430.05	$338.65	$-
All properties weighted average	$161.00	$122.51	$167.87
	$159.93	$160.71	$170.91

(1)	Reflects only those condominium units participating in our rental program for the period.

RevPar

	Q2 2021	Q2 2020	Q2 2019
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$135.28	$14.84	$142.65
	$98.70	$40.11	$128.87
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$105.16	$20.75	$115.49
	$87.22	$61.24	$118.42
DoubleTree by Hilton Laurel Laurel, Maryland	$43.38	$12.91	$90.48
	$44.10	$30.52	$78.91
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$73.64	$13.17	$139.06
	$57.17	$37.40	$110.41
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$50.08	$8.77	$118.79
	$38.55	$42.82	$108.41
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$131.82	$8.29	$119.31
	$107.84	$78.65	$149.93
Georgian Terrace Atlanta, Georgia	$86.17	$7.08	$135.06
	$75.20	$52.56	$161.26
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$104.44	$11.84	$90.67
	$109.17	$61.44	$102.60
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$102.28	$22.80	$134.42
	$73.27	$45.79	$110.34
Hyatt Centric Arlington Arlington, Virginia	$45.52	$6.71	$197.73
	$42.11	$50.03	$163.49
Sheraton Louisville Riverside Jeffersonville, Indiana	$63.37	$33.84	$99.81
	$53.37	$43.49	$80.60
The Whitehall Houston, Texas	$43.49	$8.97	$94.61
	$30.80	$43.30	$94.49
Hyde Resort & Residences (1) Hollywood Beach, Florida	$300.54	$11.73	$156.48
	$278.73	$81.91	$192.65
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$237.04	$3.56	$-
	$211.29	$26.05	$-
All properties weighted average	$94.93	$12.91	$128.05
	$80.54	$50.50	$124.97

(1)	Reflects only those condominium units participating in our rental program for the period.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET LOSS TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2019	June 30, 2021	June 30, 2020	June 30, 2019
Net loss attributable to common stockholders	$(2,810,603)	$(17,124,612)	$(731,711)	$(11,875,600)	$(31,448,313)	$(2,385,473)
Add: Net loss attributable to noncontrolling interest	(179,638)	(1,365,368)	(91,356)	(879,176)	(2,562,783)	(298,305)
Depreciation and amortization - real estate	4,952,169	4,972,125	5,094,339	9,916,685	9,939,574	11,108,206
Gain on involuntary conversion of assets	(496,957)	(14,168)	—	(496,957)	(26,607)	(161,334)
Gain on extinguishment of preferred stock	(93,342)	—	—	(93,342)	—	—
(Gain) loss on disposal of assets	17,221	(451)	31,179	17,221	(451)	27,171
FFO attributable to common stockholders and unitholders	$1,388,850	$(13,532,474)	$4,302,451	$(3,411,169)	$(24,098,580)	$8,290,265
Decrease in deferred income taxes	—	—	870,265	—	5,412,084	1,154,944
Amortization	17,500	20,982	14,036	35,000	36,409	28,904
Loss on early extinguishment of debt	—	—	1,152,356	—	—	1,152,356
Contract termination fee refund	—	—	—	—	(72,960)	—
Unrealized loss (gain) on hedging activities	(303,181)	214,876	837,822	(693,367)	1,800,508	1,328,432
Adjusted FFO attributable to common stockholders and unitholders	$1,103,169	$(13,296,616)	$7,176,930	$(4,069,536)	$(16,922,539)	$11,954,901

Weighted average number of shares outstanding, basic	14,850,282	14,303,119	13,626,435	14,733,649	14,274,668	13,618,688

Weighted average number of non-controlling units	1,166,401	1,181,501	1,778,140	1,166,420	1,210,345	1,778,140

Weighted average number of shares and units outstanding, basic	16,016,683	15,484,620	15,404,575	15,900,069	15,485,013	15,396,828

FFO per common share and unit	$0.09	$(0.87)	$0.28	$(0.21)	$(1.56)	$0.54

Adjusted FFO per common share and unit	$0.07	$(0.86)	$0.47	$(0.26)	$(1.09)	$0.78

	Three Months Ended	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2019	June 30, 2021	June 30, 2020	June 30, 2019
Net loss attributable to common stockholders	$(2,810,603)	$(17,124,612)	$(731,711)	$(11,875,600)	$(31,448,313)	$(2,385,473)
Add: Net loss attributable to noncontrolling interest	(179,638)	(1,365,368)	(91,356)	(879,176)	(2,562,783)	(298,305)
Interest expense	5,526,595	4,719,796	5,088,121	11,446,118	9,281,636	10,393,235
Interest income	(36,308)	(72,001)	(155,512)	(74,907)	(132,366)	(254,808)
Income tax provision	6,972	23,362	815,356	9,581	5,477,396	1,133,513
Depreciation and amortization	4,969,669	4,993,107	5,108,375	9,951,685	9,975,983	11,137,110
Distributions to preferred stockholders	1,529,613	2,188,910	1,972,382	3,718,524	4,377,821	3,442,890
EBITDA	9,006,300	(6,636,806)	12,005,655	12,296,225	(5,030,626)	23,168,162
(Gain) loss on disposal of assets	17,221	(451)	31,179	17,221	(451)	27,171
Loss on early extinguishment of debt	—	—	1,152,356	—	—	1,152,356
Gain on extinguishment of preferred stock	(93,342)	—	—	(93,342)	—	—
Gain on involuntary conversion of assets	(496,957)	(14,168)	—	(496,957)	(26,607)	(161,334)
Subtotal	8,433,222	(6,651,425)	13,189,190	11,723,147	(5,057,684)	24,186,355
Corporate general and administrative	1,530,438	1,227,808	1,554,934	2,831,396	3,107,933	3,239,378
Unrealized loss (gain) on hedging activities	(303,181)	214,876	837,822	(693,367)	1,800,508	1,328,432
Hotel EBITDA	$9,660,479	$(5,208,741)	$15,581,946	$13,861,176	$(149,243)	$28,754,165

Non-GAAP Financial Measures

The Company considers the non-GAAP financial measures of FFO (including FFO per share), Adjusted FFO, EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items that are not in NAREIT’s definition of FFO including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, losses on extinguishment of preferred stock, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, management contract termination costs, operating asset depreciation and amortization, change in control gains or losses, and acquisition transaction costs. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) gain on exercise of development right, (12) corporate general and administrative expense, (13) depreciation and amortization, (14) gains and losses on involuntary conversions of assets, (15) distributions to preferred stockholders and (16) other operating revenue not related to our wholly-owned portfolio.  We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control.  We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.